                                                          Exhibit 11
                                                              to
                                                  Form 10-Q for the Quarterly
                                                  Period Ended March 31, 1995


                              CINCINNATI BELL INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     In thousands, except per share amounts
                                   (Unaudited)


                                                                For the Three Months
                                                                  Ended March 31,
                                                                1995           1994
                                                              --------       --------
Income (loss) before cumulative effect of
  accounting change. . . . . . . . . . . . . . . . . .        $(59,595)      $ 15,646
Cumulative effect of accounting change . . . . . . . .              --         (2,925)
                                                              --------       --------
Net income (loss). . . . . . . . . . . . . . . . . . .        $(59,595)      $ 12,721

Weighted average number of common shares
  outstanding. . . . . . . . . . . . . . . . . . . . .          66,046         65,083

Common share conversions applicable to
  common share options . . . . . . . . . . . . . . . .             173              8
                                                              --------       --------
Total number of shares for computing primary
  and fully diluted earnings per common share *. . . .          66,219         65,091


EARNINGS PER COMMON SHARE

As reported
   Income (loss) before accounting change. . . . . . .          $ (.90)        $  .24
   Cumulative effect of accounting change. . . . . . .              --           (.04)
                                                                ------         ------
   Net income (loss) . . . . . . . . . . . . . . . . .          $ (.90)        $  .20
                                                                ------         ------
                                                                ------         ------

Primary
   Income (loss) before accounting change. . . . . . .          $ (.90)        $  .24
   Cumulative effect of accounting change. . . . . . .              --           (.04)
                                                                ------         ------
   Net income (loss) . . . . . . . . . . . . . . . . .          $ (.90)        $  .20
                                                                ------         ------
                                                                ------         ------

Fully Diluted
   Income (loss) before accounting change. . . . . . .          $ (.90)        $  .24
   Cumulative effect of accounting change. . . . . . .              --           (.04)
                                                                ------         ------
   Net income (loss) . . . . . . . . . . . . . . . . .          $ (.90)        $  .20
                                                                ------         ------
                                                                ------         ------


Earnings (loss) per common share for the three months ended March 31, 1995 and 1994 as reported in the Consolidated Statements of Income were based on the weighted average number of common shares outstanding for the respective periods. Primary and fully diluted earnings per common share were not shown in the Consolidated Statements of Income as they differ from the reported earnings per common share by less than three percent or are anti-dilutive.

* For the period ended March 31, 1995, common share conversions applicable to common share options are anti-dilutive for the primary loss per common share calculation and therefore are not included in the calculation.